March 1, 2001

Via airborne and electronically

Securities and Exchange Commission
Judiciary Plaza 450 Fifth Street, N.W.
Washington, DC  20549

Re:	Heartland Group, Inc.
	1933 Act Reg. No. 33-11371
	1940 Act File No.  811-4982
	Paper Exhibits to Form N-SAR for period ended 12/31/00

Ladies and Gentlemen:

Enclosed for filing on behalf of Heartland Group, Inc.
(the Registration") are four complete copies, including one original, of Form SE for submission of Paper Format
Exhibits by Electronic Filers in connection with the Registrant's Form N-SAR for the period ended 12/31/00, including exhibits. The Attachments filed herewith are in response to the following:

* Sub Item 77B -Accountant's reports on internal controls filed with respect to Heartland Wisconsin Tax Free Fund and with respect to Heartland Select Value Fund, Heartland Value
Plus Fund, Heartland Value Fund

* Sub-Item 77C-Submission of matters to vote of securities holders of Heartland Government Fund

* Sub-Item 77E-Legal proceedings naming Heartland Group,
Inc. (and its two series Heartland Short Duration High-Yield
Municipal Fund and Heartland High-Yield Municipal Fund) as defendants

* Sub-Item 77J- Revaluation of assets discussing fair value pricing procedures used with respect to the Heartland Taxable Short Duration Municipal Fund, the Heartland Short Duration High-Yield Municipal Fund and the Heartland High-Yield Municipal Fund

* Sub-Item 77Q- Exhibits
-Articles Supplementary dated 8/8/00

The Registrant's Form N-SAR is being filed electronically with the Commission as of the date of this letter. In connection therewith, Form 12b-25 is being filed with the Commission providing notification of late filing of information required by certain items of Form N-SAR for the Heartland Taxable Short Duration Municipal Fund, the Heartland Short Duration High-Yield Municipal Fund and the Heartland High-Yield Municipal Fund with respect to which audited financial statements for the reporting period are not available as of the date of this letter.

Please acknowledge receipt hereof by date stamping the enclosed copy of this letter and returning it in the postage paid envelope provided with this letter.

Sincerely,

By: /s/ Nicole J. Best

Nicole J. Best
Treasurer


SUB-ITEM 77B
ACCOUNTANT's REPORT ON INTERNAL CONTROLS

Report of Independent Accountants

To the Board of Directors and Shareholders of Heartland Group, Inc.

In planning and performing our audit of the financial statements of Heartland Select Value Fund, Heartland Value Plus Fund and Heartland Value Fund (three of the seven portfolios of Heartland Group, Inc., hereafter referred to as the "Funds") for the year ended December 31, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
February 23, 2001


SUB-ITEM 77B
ACCOUNTANT's REPORT ON INTERNAL CONTROLS

Report of Independent Accountants

To the Board of Directors and Shareholders of Heartland Group, Inc.

In planning and performing our audit of the financial statements of Heartland Wisconsin Tax
Free Fund (one of the seven portfolios of Heartland
Group, Inc., hereafter referred to as the "Fund") for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
February 23, 2001


SUB-ITEM 77C
SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS

HEARTLAND GROUP, INC.
FORM N-SAR: DECEMBER 31, 2000

EXHIBIT TO ITEM 77C

A Special Meeting of shareholders of the Heartland
Government Fund (the "Fund") was held on August 8, 2000 at 10:00 a.m., central time. The tables on the following pages show the matter voted upon and the outcome of the vote.
The matter voted upon is described in more detail in the proxy materials filed by the Fund for this Special Meeting. The matter received the requisite vote for approval.


Letterhead of "MIS, an ADP Company"

August 8, 2000

Heartland Group, Inc.
789 North Water Street
Milwaukee, WI 53202

RE:	Heartland Government Fund

CERTIFICATE OF TABULATION

This is to certify that Management Information
Services received a record date tape as of June 26, 2000 containing 2,802,782.057 shares of the Heartland Government Fund issued and outstanding and entitled to vote at the Special Meeting of Shareholders to be held on August 8, 2000, if represented.

Management Information Services has tabulated proxies totaling
1,862,046.564 shares, which is 66.436% of the shares on the record date tape. A summary of voted shares, by proposal, is attached.

Management Information Services does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

MANAGEMENT INFORMATION SERVICES



By: /s/ Laura A. Preston
Laura A. Preston
Project Administrator

LAP/moh
Enclosures


Management Information Services Corp. 62 Accord
Park Drive Norwell, MA 02061
781/871-1660 FAX 781/871-2569E-mail:
mis@miscorporation.com
Full Service Proxy Specialists for Investment Companies
Page 1
SHAREHOLDER RESPONSE SUMMARY REPORT

HEARTLAND GROUP, INC.

HEARTLAND GOVERNMENT FUND (024)
Tuesday, August 08, 2000

					         % of Outstanding% of Shares
				No. of Shares	Shares		Voted


1. To consider and adopt a Plan of Liquidation pursuant to which the Fund will be dissolved following the liquidation of its assets, the satisfaction of its known liabilities, and the distribution of remaining proceeds to shareholders.

Affirmative			1,782,706.645		63.605%	95.739%
Against			   39,388.372		 1.405%	 2.115%
Abstain			   39,951.547		 1.426%	 2.146%

Total				1,862,046.564		66.436%	100.00%


Stationery of "MIS"
Management Information Services Corp. 61 Accord Park Drive
Norwell, MA 02061 781/871/1660 FAX 781/871/2569 E-mail:
mis@miscorporation.com
Page 2

SHAREHOLDER RESPONSE SUMMARY REPORT

HEARTLAND GROUP, INC.

HEARTLAND GOVERNMENT FUND (024)

Tuesday, August 08, 2000


						  $ of Outstanding % of Shares
				No. of Shares		Shares	Voted


**Fund Totals:			Shares

Record Total			2,802,782.057

Voted Shares			1,862,046.564

Percent Voted			66.436%
										C57

Stationery of "MIS"
Management Information Services Corp. 61 Accord Park Drive
Norwell, MA 02061 781/871/1660 FAX 781/871/2569 E-mail:
mis@miscorporation.com


SUB-ITEM 77E
LEGAL PROCEEDINGS

Beginning in late October 2000, Heartland Group, Inc. ("Heartland Group"), the Heartland High-Yield Municipal
Bond Fund and the Heartland Short Duration High-Yield
Municipal Fund (two series of Heartland Group which are hereinafter referred to as the "High-Yield Funds"), as well as Heartland Advisors, Inc., investment adviser for Heartland Group (the "Advisor") and certain of the Advisor's present and former employees, the directors and certain former directors of Heartland Group, and Heartland Group's independent accountants, have been named as defendants in a number of related actions brought by shareholders of the High-Yield Funds, which have preliminarily been consolidated into a single action. The complaints allege, among other things, that the information concerning the High-Yield Funds contained in Heartland Group's prospectus and other disclosures were false and misleading in that they overstated the High-Yield Funds' net asset values and performance and understated the risks associated with investing in the High-Yield Funds. These lawsuits allege that persons who purchased shares of the High-Yield Funds during the class period suffered unspecified damages, and seek recovery from Heartland Group, the High-Yield Funds, and the other defendants. Several plaintiffs contend that Heartland Group as a whole, including all of the Funds, is responsible for such alleged damages. Heartland Group and the High-Yield Funds intend to vigorously defend against these and any other similar actions. Because of the very preliminary stage of the litigation, the ultimate determination cannot be predicted, including the amount of any award, the entities, series or individuals that ultimately may be required to pay such award, if any, or the timing of such determination. The assets of Heartland
Group consist exclusively of the assets of its various series.




SUB-ITEM 77J
REVALUATION OF ASSETS OR RESTATEMENT
OF CAPITAL SHARE ACCOUNT

Beginning on October 13, 2000, each of the Taxable Short Duration Municipal Fund, the Short Duration High-Yield Municipal Fund and the High-Yield Municipal Bond Fund
(three series of Heartland Group, Inc.) began pricing its portfolio securities and determining its daily net asset value based upon fair value pricing procedures consistent with the Investment Company Act of 1940 and pursuant to pricing policies and procedures approved by the Board of Directors. A pricing committee appointed under these procedures prices the Funds' portfolio securities on each trading day and determines the per share net asset value of each of the Funds. To establish net asset values, the pricing committee ordinarily relies on securities prices provided by an independent pricing service. However, because of a current lack of liquidity in the high-yield municipal bond markets generally, and because of credit quality concerns and a lack of market makers, market bids and representative market transactions in the specific types of securities held by the Funds, the pricing committee is considering factors and information in addition to prices provided by the independent pricing service in order to assess the current fair value of the Funds' securities. While the daily prices established under these procedures represent the pricing committee's best judgment of the price a Fund could expect to receive in a current sale of a portfolio security, this valuing technique necessarily involves numerous subjective factors. The Funds will continue to use these fair value pricing procedures for so long as the pricing committee determines that market conditions and the characteristics of the Funds' portfolios cause prices determined under these procedures to better represent the current value of the Funds' portfolio securities.




SUB-ITEM 77Q
ARTICLES SUPPLEMENTARY DATED  8/8/00
ARTICLES SUPPLEMENTARY
OF
HEARTLAND GROUP, INC.

	The Board of Directors of Heartland Group, Inc. ("Heartland Group"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company
Act of 1940, by resolutions unanimously adopted at its meeting on June 8, 2000, has taken action (i) to withdraw the designation of and to discontinue its series known as the Heartland Government Fund (the "Government Fund'); and
(ii) to restore the 100 million shares of capital stock of Heartland Group previously allocated to the Government Fund to the status of authorized but unissued shares of Heartland Group. The shareholders of the Government Fund, voting separately, approved such withdrawal and discontinuance at a special meeting held on August 8, 2000. Heartland Group, having been authorized to issue one billion (1,000,000,000) shares of capital stock with a par value of one-tenth of one cent ($.001) per share, or an aggregate par value of one million dollars ($1,000,000), has the following seven series in existence as of the effective date hereof:

Series								No. of Shares

Heartland Value Fund						150 Million
Heartland Select Value Fund					100 Million
Heartland Value Plus Fund					100 Million
Heartland Wisconsin Tax Free Fund				100 Million
Heartland Short Duration High-Yield Municipal Fund	100 Million
Heartland High-Yield Municipal Bond Fund			100 Million
Heartland Taxable Short Duration Municipal Fund		100 Million

All of such designated series of shares have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section 7.2 of Heartland Group's Articles of Incorporation, as amended.

The Board of Directors has taken this action pursuant to the powers conferred upon it under Section 7.1 of Heartland Group's Articles of Incorporation and Sections 2-105(c), 2-208 and 2-310(a) of the Maryland General Corporation Law, subject to approval by the shareholders of the Government Fund, which shareholder approval has been obtained.

HEARTLAND GROUP, INC.



By: /s/ William J. Nasgovitz
William J. Nasgovitz, President


Attest:


By:   /s/ Jilaine Hummel Bauer
	Jilaine Hummel Bauer, Secretary

Dated August 8, 2000.

STATE OF WISCONSIN	)
				)SS
COUNTY OF MILWAUKEE)

	On this 8th day of August, 2000, before me, a Notary Public for the State and County set forth above, personally came William J. Nasgovitz, as President of Heartland Group, Inc., and Jilaine Hummel Bauer, as
Secretary of Heartland Group, Inc., and in their said capacities each acknowledged the foregoing Articles
Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

IN WITNESS WEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.



/s/  Vicki O. Gimson
Notary Public

My Commission Expires November 3, 2002

(SEAL)